SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Class A LiLAC Ordinary Shares of Liberty Global plc may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

Dated: February 14, 2017	/S/ Warren E. Buffett
Warren E. Buffett

Berkshire Hathaway Inc.

Dated: February 14, 2017	/S/ Warren E. Buffett
By: Warren E. Buffett
Title: Chairman of the Board

National Indemnity Company

Dated: February 14, 2017	/S/ Marc D. Hamburg
By: Marc D. Hamburg
Title: Chairman of the Board

GEICO Corporation

Dated: February 14, 2017	/S/ William E. Roberts
By: William E. Roberts
Title: President

Government Employees Insurance Company

Dated: February 14, 2017	/S/ William E. Roberts
By: William E. Roberts
Title: President

GEICO Indemnity Company

Dated: February 14, 2017	/S/ William E. Roberts
By: William E. Roberts
Title: President, GEICO Corporation

Acme Brick Company Pension Trust

Dated: February 14, 2017	/S/ Dennis Knautz
By: Dennis Knautz
Title: President, Acme Brick Company

The Buffalo News Editorial Pension Plan

Dated: February 14, 2017	/S/ Warren Colville
By: Warren Colville
Title: President, The Buffalo News

The Buffalo News Office Pension Plan

Dated: February 14, 2017	/S/ Warren Colville
By: Warren Colville
Title: President, The Buffalo News

Dexter Pension Plan

Dated: February 14, 2017	/S/ James Issler
By: James Issler
Title: President, H.H. Brown Shoe Co., Inc.

The Buffalo News Drivers/Distributors Pension Plan

Dated: February 14, 2017	/S/ Warren Colville
By: Warren Colville
Title: President, The Buffalo News

The Buffalo News Mechanical Pension Plan

Dated: February 14, 2017	/S/ Warren Colville
By: Warren Colville
Title: President, The Buffalo News

BNSF Master Retirement Trust

Dated: February 14, 2017	/S/ Julie Piggott
By: Julie Piggott
Vice President, Burlington Northern Santa Fe, LLC

Scott Fetzer Collective Investment Trust

Dated: February 14, 2017	/S/ Robert McBride
By: Robert McBride
Title: President, Scott Fetzer Co.

Lubrizol Master Trust Pension

Dated: February 14, 2017	/S/ Brian Valentine
By: Brian Valentine
Title: Vice President, The Lubrizol Corporation

Flight Safety International Inc. Retirement Income Plan

Dated: February 14, 2017	/S/ Bruce Whitman
By: Bruce Whitman
Title: President, Flight Safety International Inc.

Fruit of the Loom Pension Trust

Dated: February 14, 2017	/S/ Melissa Burgess-Taylor
By: Melissa Burgess-Taylor
Title: President, Fruit of the Loom, Inc.

GEICO Corporation Pension Plan Trust

Dated: February 14, 2017	/S/ William E. Roberts
By: William E. Roberts
Title: President, GEICO Corporation

Johns Manville Corporation Master Pension Trust

Dated: February 14, 2017	/S/ Mary Rhinehart
By: Mary Rhinehart
Title: President, Johns Manville Corporation

Justin Brands Inc. Pension Plan

Dated: February 14, 2017	/S/ James Issler
By: James Issler
Title: President, H.H. Brown Shoe Co., Inc.